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Exhibit 23.1
Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 2000 (except for Note 6 for which the date is August 10, 2000) relating to the financial statements which appear in Teltone Corporation's Annual Report on Form 10-KSB for the year ended June 30, 2000.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP
Seattle, Washington
April 2, 2001

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Exhibit 23.1 Consent of Independent Accountants